Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (File Nos. 2-83780, 2-81019, 2-60469, 33-42536, 33-65077, 33-54045, 333-40991, 333-43017, 333-55667, 333-55669 and 333-57774) of Carpenter Technology Corporation of our report dated August 25, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 12, 2006